Exhibit 99.1

Arch Mortgage Insurance Company
230 N. Elm Street
Greensboro, NC 27401
archmi.com

PRESS RELEASE

Arch MI Acquires RMIC
Greensboro, NC – June 3, 2024 - Arch U.S. MI Holdings Inc. (Arch MI), a wholly owned subsidiary of Arch Capital Group Ltd., today announced it has acquired RMIC Companies, Inc. (RMIC) and its subsidiaries that together comprise the run-off mortgage insurance business of Old Republic International Corporation.
“We are pleased that this deal has closed according to originally agreed terms, with regulatory approval, and look forward to integrating RMIC into Arch MI’s existing U.S. primary mortgage portfolio,” said David Gansberg, Chief Executive Officer of Arch’s Global Mortgage Group.
The definitive agreement was first announced on November 13, 2023. The deal closed on June 3, 2024. Jefferies LLC served as Arch’s financial advisor and Eversheds Sutherland served as Arch’s legal advisor.
About Arch MI
Insurance subsidiaries of Arch MI are leading providers of private insurance covering mortgage credit risk in the U.S. Headquartered in Greensboro, North Carolina. Arch MI's mission is to protect lenders against credit risk, while extending the possibility of responsible home ownership to qualified borrowers. Arch MI’s flagship mortgage insurer, Arch Mortgage Insurance Company, is licensed to write mortgage insurance in all 50 states, the District of Columbia and Puerto Rico. For more information, visit archmi.com.
About Arch Capital Group Ltd.
Arch Capital Group Ltd., a publicly listed Bermuda exempted company with approximately $22.1 billion in capital at March 31, 2024, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of the Company’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses the Company has acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to the Company; a disruption caused by cyber-attacks or other technology breaches or failures on the Company or the Company’s business partners and service providers, which could negatively impact the Company’s business and/or expose the Company to litigation; and other factors identified in our filings with the U.S. Securities and Exchange Commission (“SEC”).
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.

Tag: arch-mortgage
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Media Contact:
Greg Hare
ghare@archgroup.com
Stephanie Perez
stperez@archgroup.com

Source: Arch Capital Group Ltd. (should be in metadata).